UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2024

BIG 5 SPORTING GOODS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-49850	95-4388794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 East El Segundo Boulevard,
El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 536-0611

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BGFV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 18, 2024, Big 5 Sporting Goods Corporation and its subsidiaries, Big 5 Corp. and Big 5 Services Corp. (collectively, “we” or “us”) entered into a First Amended and Restated Loan, Guaranty and Security Agreement (“Loan Agreement”) with Bank of America, N.A. (“BofA”), as agent and lender. The Loan Agreement amends and restates our prior loan agreement with BofA.

The Loan Agreement has a maturity date of December 18, 2029 and provides for a revolving credit facility with an aggregate committed availability of up to $150.0 million. We may also request additional increases in aggregate availability, up to a maximum of $50.0 million, to provide a maximum aggregate availability of up to $200.0 million, in which case the existing lenders under the Loan Agreement will have the option to increase their commitment to accommodate the requested increase. If the lenders do not exercise that option, we may (with the consent of BofA in its role as the administrative agent, not to be unreasonably withheld) seek other lenders willing to provide such commitments. The credit facility includes a $50.0 million sublimit for issuances of letters of credit.

We may borrow under the Loan Agreement from time to time, provided the amounts outstanding will not exceed the lesser of the then aggregate committed availability (as discussed above) or the Borrowing Base (such lesser amount being referred to as the “Line Cap”). The “Borrowing Base” generally is comprised of the sum, at the time of calculation, of (a) 90.00% of eligible credit card receivables; plus (b) the lesser of (i) the value of eligible inventory (other than eligible in-transit inventory), net of inventory reserves, multiplied by 75.00%, or (ii) the value of eligible inventory (other than eligible in-transit inventory), net of inventory reserves, multiplied by 85.00% of the appraised net orderly liquidation value of eligible inventory (expressed as a percentage of the cost of eligible inventory); plus (c) the lesser of (i) the value of eligible in-transit inventory, net of inventory reserves, multiplied by 75.00%, or (ii) the value of eligible in-transit inventory, net of inventory reserves, multiplied by 85.00% of the appraised net orderly liquidation value of eligible in-transit inventory (expressed as a percentage of the cost of eligible in-transit inventory); minus (d) certain agreed upon reserves as well as other reserves established by BofA in its role as the administrative agent in its reasonable discretion.

Generally, we may designate specific borrowings under the Loan Agreement as either base rate loans or term SOFR rate loans. The applicable interest rate on our borrowings is a function of the daily average, over the preceding fiscal quarter, of the excess of the Line Cap over amounts borrowed (such amount being referred to as the “Average Daily Availability”). Those loans designated as term SOFR rate loans bear interest at a rate equal to the then applicable adjusted SOFR rate plus an applicable margin as shown in the tables below. Those loans designated as base rate loans bear interest at a rate equal to the applicable margin for base rate loans (as shown below) plus the highest of (a) the rate of interest in effect for such day as announced from time to time within BofA as its “prime rate”, (b) the Federal funds rate, as in effect from time to time, plus one-half of one percent (0.50%), or (c) the term SOFR rate, plus one percentage point (1.00%). As set forth below, the applicable margin for all loans is a function of (i) the Average Daily Availability for the preceding fiscal quarter, and (ii) whether the “Financial Covenant Conversion Date” has occurred by achieving a fixed charge coverage ratio of at least 1.00 to 1.00 for a period of six (6) consecutive months, as measured on a trailing 12-month basis.

Through Financial Covenant Conversion Date
Level	Average Daily Availability	Base Rate Loans Applicable Margin	Term SOFR Loans Applicable Margin
I	≥ $112,500,000	0.750%	1.750%
II	≥ $70,000,000 but < $112,500,000	0.875%	1.875%
III	≥ $45,000,000 but < $70,000,000	1.000%	2.000%
IV	< $45,000,000	1.125%	2.125%

After Financial Covenant Conversion Date
Level	Average Daily Availability	Base Rate Loans Applicable Margin	Term SOFR Loans Applicable Margin
I	≥ $70,000,000	0.750%	1.750%
II	< $70,000,000	1.000%	2.000%

As set forth below, the Loan Agreement requires us to pay a commitment fee assessed on the unused portion of the credit facility at the unused line fee rate specified below, which is a function of credit facility utilization, calculated as the daily average revolver usage for the month as a percentage of the applicable commitments during the preceding calendar month.

Through Financial Covenant Conversion Date
Utilization	Unused Line Fee Rate
≥50%	0.250%
<50%	0.375%

After Financial Covenant Conversion Date
Utilization	Unused Line Fee Rate
≥50%	0.200%
<50%	0.250%

Obligations under the Loan Agreement are secured by a general lien on and security interest in substantially all of our assets. The Loan Agreement contains covenants that require us to maintain a fixed charge coverage ratio of not less than 1.0:1.0 in certain circumstances after the Financial Covenant Conversion Date, and limits the ability to, among other things, incur liens, incur additional indebtedness, transfer or dispose of assets, change the nature of the business, guarantee obligations, pay dividends or make other distributions or repurchase stock, and make advances, loans or investments. We may generally declare or pay cash dividends or repurchase stock only if, among other things, the Financial Covenant Conversion Date has occurred, no default or event of default then exists or would arise from such dividend or repurchase of stock and, after giving effect to such dividend or repurchase, certain availability and/or fixed charge coverage ratio requirements are satisfied. The Loan Agreement contains customary events of default, including, without limitation, failure to pay when due principal amounts with respect to the credit facility, failure to pay any interest or other amounts under the credit facility, failure to comply with certain agreements or covenants contained in the Loan Agreement, failure to satisfy certain judgments against us, failure to pay when due (or any other default which permits the acceleration of) certain other material indebtedness in principal amount in excess of $5.0 million, and certain insolvency and bankruptcy events. The Loan Agreement also requires us to use BofA and its affiliates as our primary depository institution for all cash management and treasury needs.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, which is attached to this Form 8-K as Exhibit 10.1 and which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Loan Agreement set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On December 19, 2024, the Company issued a press release announcing the entry into the Loan Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 7.01.

As provided in General Instruction B.2 of Form 8-K, the information and exhibit contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	First Amended and Restated Loan, Guaranty and Security Agreement, dated as of December 18, 2024 among Big 5 Sporting Goods Corporation, Big 5 Corp. and Big 5 Services Corp., the financial institutions party to the Agreement from time to time as lenders, and Bank of America, N.A., as agent.

99.1	Press release, dated December 19, 2024, issued by Big 5 Sporting Goods Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION (Registrant)

Date: December 23, 2024

/s/ Barry D. Emerson
Barry D. Emerson
Executive Vice President, Chief Financial
Officer and Treasurer